                               Exhibit Section
                                Exhibit (10.3)

             THIS LEASE IS NON-CANCELABLE FOR THE TERM INDICATED.
          PLEASE READ THIS AGREEMENT IN ITS ENTIRETY BEFORE SIGNING.

                                                                 AGREEMENT NO.
                                                               001-0001223-001

                          COMMERCIAL LEASE AGREEMENT

LESSEE                    Champion Industries, Inc.          VENDOR Southeastern Offset Equipment
(Lessee hereby            2450 1st Avenue                           3799 Highway 64 West
warrants that the         Huntington, WV 25701                      Mocksville, N.C. 27028
tradestyle name used
in this lease to refer
to the lessee's company
is true and correct)

                                                                Upton Printing Company
EQUIPMENT LOCATION  (If different from billing address above):  746 Carondelet St., New Orleans, LA

QUANTITY       DESCRIPTION:  MODEL NO., CATALOG NO. OR OTHER IDENTIFICATION

    (1)   Used Heidelberg Speedmaster, mode1 102-2P, Serial Number 537775.

SCHEDULE OF PAYMENTS DURING ORIGINAL TERM OF LEASE        ADVANCE RENTALS PAYABLE AT THE SIGNING OF LEASE
                                                                        $21,588.90

Number of Months 48 Monthly Payments $10,794.45 Representing the first month and last 1 month's rent

                                  GUARANTY
Commence Lessor to enter into this Lease the undersigned
unconditionally guarantees to Lessor the prompt payment               PERSONAL GUARANTY
when due of all Lessee's obligations to Lessor under the         (READ THIS SECTION CAREFULLY
Lease. Lessor shall not be required to proceed against                  BEFORE SIGNING)
Lessee or the Equipment or enforce any other remedy before
proceeding against the undersigned. The undersigned agrees
to pay all attorney's fees and other expenses incurred by
Lessor by reason of default by the Lessee or the undersigned.
The undersigned waives notice of acceptance hereof, and of all other notices or demands of any kind to which the undersigned may be entitled. The undersigned consents to any extensions or modification granted to Lessee and the release and/or compromise of any obligations hereunder. This is a continuing Guaranty and shall not be discharged or affected by death of the undersigned, shall bind the heirs, administrators, representatives, successors and assigns, and may be enforced by or for the benefit of any assigned or successor of Lessor. The undersigned consents to the jurisdiction of the federal or State courts located in the state and county in which is located the chief executive office of the holder of the Lessor's interest in this lease.


Signature     X____________________________     Signature X____________________________
                                 (no title)                (Personal Guarantor)   (no title)

Res. Address  X________________________   Res. Address  X________________________

Res. Phone    X________________________   Res. Phone    X________________________

Date          X________________________   Date          X________________________




                              Exhibit (10.3)-p1

                               Exhibit Section
                                Exhibit (10.3)



CERTIFICATE OF ACKNOWLEDGMENT AND ACCEPTANCE OF LEASED EQUIPMENT                                   Signatures
Lessee hereby acknowledges receipt of the Equipment described in its         Lessor      Leasing One Corporation
Lease with Lessor (the Lessor "Equipment") and accepts the Equipment                     -----------------------
after full inspection therefore as satisfactory for all purposes of
the Lease.                                                                   Signature
By____________________Date_______
Furthermore, Lessee acknowledges that the purchase order and or              Lessor
equipment invoice from the vendor has been reviewed for accuracy and         Title
_________________________________
completeness.
Signature  X  /s/ Todd R. Fry                                                Lessee   Champion Industries, Inc.
              ---------------                                                         -------------------------


Title  X  Vice President and CFO                                             Signature  X  /s/ Todd R. Fry Date 4/19/01
          ----------------------                                                           ----------------     -------
                                                                             Lessee
Delivery Date  X  4/19/01                                                    Title  X  Vice President and CFO
                  -------                                                              ----------------------

See continuing pages for the terms and conditions which are part of this lease.
 IMPORTANT: Vendor and its representatives are not the agents of the Lessor.
      This lease is for business purposes only-for commercial entities.

       1. LEASE. Lessor hereby leases to Lessee and Lessee hereby leases from the Lessor, all machinery, equipment and other property (collectively the "Equipment" and individually the "item", or "Item of Equipment") described in
(a) the schedule executed by the parties concurrently herewith and made a part hereof, and (b) any schedule or schedules hereinafter executed by the parties hereto and made a part hereof (collectively the "Schedules" and individually, a "Schedule").

       2. TERM. The term of this lease with respect to each item of Equipment, (the Term), shall commence on the date which is described on the Lease Agreement and or, any Schedule attached hereto, and shall date on the last day of the period of months so stated in the Lease Agreement or Schedule, unless earlier terminated.

       3. RENT. The rent for each item of Equipment during the term (the "Rent") shall be payable, in the amounts and at the times and place set forth in the Schedule, or to such other person, or at such other place as Lessor may from time to time designate in writing .

       4. ADDITIONAL PAYMENT. Lessee shall pay, in addition to rent, any amounts as set forth on a Schedule B, (if any), on the dates described therein.

       5. NET LEASE: Obligation to Pay Rent Unconditional. This is a net lease. All rent and other sums payable by Lessee including the payments due under Schedule B, (it any), or as defined in the Lease Agreement, shall be paid promptly when due without notice or demand of any character. Lessees obligation for the payment of rent is and shall be absolute and unconditional and shall not be subject to any reduction, offset, counter-claim, abatement, suspension, deferment or diminution for any reason whatsoever, including without limitation any destruction or damage to the Equipment or any item thereof, any limitation of or interference with the use or possession of the Equipment, or any Item or any component thereof (including any such limitation or interference arising out of any defect in Lessor's title to the Equipment), condemnation or requisition of the Equipment or any component thereof, any termination of this lease prior to the expiration of the term, or any other occurrence or circumstance (whether similar or dissimilar to those enumerated) which prevents Lessee from using, possessing or enjoying the Equipment Lessee waives (a) any and all existing and future claims and offsets against Rent or other payments due to Lessor under this Lease (b) all rights now or hereafter conferred by statute or otherwise to terminate or surrender this Lease or the Equipment or any component of the Equipment, and (c) any abatement, suspension, determent, diminution or reduction of any Rent or other sums payable hereunder on account of any such occurrence.



                              Exhibit (10.3)-p2

                               Exhibit Section
                                Exhibit (10.3)


       6. LESSEE'S INSPECTION: Conclusive Presumptions. Lessee shall inspect each Item of Equipment within forty-eight (48) hours after receipt thereof. Unless within such period of time Lessee gives written notice to Lessor specifying any detect in or any other proper objection to the Equipment, Lessee agrees that it shall be conclusively presumed, as between Lessor and Lessee, that Lessee has fully inspected and acknowledged that the Equipment is in good condition and repair, and that Lessee is satisfied with and has accepted the Equipment in such good condition and repair and as satisfactory in all aspects for the purposes of this Lease.

       7. USES AND LOCATION. (a) Lessee shall use the Equipment in a careful and proper manner, only in the normal and ordinary course of Lessee's business, and Lessee shall comply with, and shall use the Equipment in accordance with, (1) all state, federal and local laws, rules, regulations, statutes and ordinances applicable to Lessor relating to the use, possession, operation, licensing, registration, maintenance or inspection of the Equipment, (2) any insurance policies in effect with respect to the Equipment,
(3) any warranties of any manufacturer with respect to the Equipment or any component thereof, and (4) the operating instructions furnished by manufactures or other suppliers of the Equipment.

       (b) Lessor shall have the right to inspect the Equipment and observe its use during normal business hours and any other reasonable time and to enter into and upon the premises where the Equipment may be located for such purpose. Lessee shall maintain possession of each Item of Equipment at, and shall not remove any item of Equipment from, its location as shown on the Schedule (if any) or as defined the lease without Lessors prior written consent. Lessee shall give Lessor immediate notice of any attachment or other judicial process affecting any Item of Equipment and whenever requested by Lessor of the exact location of each Item of Equipment.

       8. TITLE AND RETURN. (a) The Equipment is, and at all times shall remain, the sole and exclusive property of Lessor. Lessee shall have no right, title or interest in the Equipment except as expressly set forth in this Lease.

       (b) Upon expiration or earlier termination of this Lease with respect to each Item of Equipment, unless there has been a Casualty Occurrence (as defined in paragraph 14 below) to such Item, Lessee shall return such Item of Equipment to Lessor in good repair, condition and working order, ordinary wear and tear resulting from proper use thereof alone excepted, by packing, creating and loading such Item of Equipment at Lessee's cost and expense on board such carrier as Lessor and Lessee shall agree and shipping the Equipment, freight prepaid and, insured to any destination specified by Lessor which is located in the continental United States. Lessee agrees to pay to Lessor, upon return of the Equipment, a re-stocking fee of 7.5% of the original cost.

       9. MARKING. It at any time Lessor supplies Lessee with labels, plates or other marketing, stating that the Equipment is owned by Lessor, Lessee shall affix such markings to and keep them on a permanent and prominent place on the Equipment. Lessee shall not allow the name of any person, association or corporation to be placed on any Item of Equipment as designation that might be interpreted as a claim to ownership, provided that Lessee may cause any Item of Equipment to be lettered with its corporate name and/or corporate symbol as an appropriate and convenient way to identify Lessee's interests under this Lease.

       10. MAINTENANCE AND REPAIRS. Lessee, at its own cost and expense, shall
(a) maintain and keep the Equipment and all components thereof in good repair, condition and working order and in good condition as to appearance and mechanical performance, ordinary wear and tear from authorized use excepted,
(b) make all reasonable and necessary repairs, (c) purchase replacements for and replace worn or defective components of the Equipment, so as to keep the Equipment in good mechanical and wrong order, and (d) cause the Equipment and all components thereof to meet the applicable standards of any applicable governmental agency with jurisdiction over Lessor, Lessee or the Equipment whether or not such requirements, by their terms, are normally imposed upon Lessee. Lessee shall pay for any and all repacement parts and components required by this section, and all such replacement parts and components shall be free and clear of all liens and encumbrances. Title to all such replacement parts and components shall immediately pass to Lessor upon installation thereof.

       11. ALTERATIONS. Without the prior written consent of Lessor, Lessee shall not make any alterations, additions or improvements to the Equipment except that Lessee shall make any alteration or addition to the Equipment which is required by any governmental authority having relevant jurisdiction, if such alteration or addition is required to comply with health, safety or environmental standards. All additions and improvements of whatsoever kind or nature made to the Equipment shall belong to and become the property of Lessor upon the expiration, or earlier termination of this lease.


                              Exhibit (10.3)-p3

                               Exhibit Section
                                Exhibit (10.3)

       12. NO WARRANTIES BY LESSOR. Lessee has selected both (a) the Equipment and (b) the manufacturer or other supplier from whom lessor is to purchase it. Lessor makes no warranty, expressed or implied, as to any matter whatsoever, including without limitation the design or the condition of the equipment, its merchantability or its fitness for any particular purpose, and, as to lessor, lessee leases the Equipment "as is". Lessor has only the title to the Equipment that was conveyed to Lessor by Lessor's predecessor in title, and that title is free from liens and encumbrance created by Lessor, Lessor makes no other warranty with respect to title to the Equipment. If any item of Equipment or all the Equipment is not property installed, does not operate as represented or warranted by its manufacturer, or is unsatisfactory for any reason, Lessee shall make any claim on account thereof directly against which manufacturer and shall. nevertheless, pay Lessor all rents payable under this Lease. Lessor hereby agrees to assign to Lessee, solely for the purpose of making and prosecuting any such claim, all of the rights which Lessor has against such Manufacturer for breach of warranty or other representation representing the Equipment. Lessor shall not be liable for any direct or consequential damages incurred by Lessee as a result of any branch of warranty or representation with respect to the Equipment and Lessor shall not be liable to Lessee for loss of use of the Equipment, or for any interruption in Lessee's business occasioned by Lessee's inability to use the Equiprnent, for any reason whatsoever. The provisions of this paragraph are intended to be a complete exclusion and negation of any express or implied warranties by Lessor with respect to the Equiprnent, whether arising under the Uniform Commercial Code or under any other law now or hereafter in effect, or otherwise.

       13. INSURANCE. Lessee shall provide, maintain and pay for (a} insurance against a loss or theft of or damage to the Equipment for the amount of the applicable Casualty Payment from time to time, naming Lessor as a loss-payee or mortgagee, and (b) public liability and property damage insurance, naming Lessor as an additional insured. All such insurance which Lessee is required by this Lease to maintain shall provide that any loss thereunder shall be payable notwithstanding any action, inaction, breach or warranty or condition, breach of declarations, misrepresentation or negligence of Lessee, its employees or agents. Each such policy shall contain an agreement by the insurer that notwithstanding lapse of any policy for any reason, or rights of cancellation by the insurer or any cancellation by Lessee, such policy shall continue in full force for the benefit of the Lessor, for at least thirty (30) days after written notice thereof to Lessor, and no alteration in any such policy shall be made except upon thirty (30) days written notice of such proposed alteration to Lessor and written approval by Lessor. If lessee fails to acquire any policy of insurance required to be maintained pursuant to this paragraph, or fails to renew or replace any such policy at least twenty (20) days prior to the expiration thereof, or fails to keep any such policy in full force and effect, Lessor shall have the option (but not the obligation) to pay the premiums on any such policy of insurance or to procure new insurance in an amount type, coverage and terms satisfactory to Lessor. Any amounts paid therefore by Lessor shall be immediately due and payable to Lessor by Lessee upon demand by Lessor. No exercise by Lessor of such option shall in any way affect the provisions of this Lease, including the provisions that failure by Lessee to maintain the prescribed insurance shall constitute an Event of Default. Lessee hereby assigns to Lessor al sums which become payable under any insurance covering the Equiprnent, directs any insurer to pay any and all such proceeds to Lessor, and authorizes the Lessor to act as Lessee's attorney-in-fact to make claim for, receive payment of, and execute and endorse all documents, checks or drafts for loss or damage under any such Insurance Policy. The proceeds of such insurance, at the option of the Lessor, shall be applied (1) toward the replacement or repair of the Equipment or (2) toward payment of the obligations of Lessee hereunder.

       14. CASUALTY. For purposes of this Lease, "Casualty Occurrence" shall mean any of the following events:

       (a) The Equipment or any item of Equipment no longer operates in the manner and for the purposes originally contemplated for any reason, and it is not made so to operate by repairs or installation of replacement parts in accordance with paragraph 10 of this Lease within sixty (60) days from the time the Equipment ceased to operate.

       (b) Any Item of Equipment is requisitioned, condemned or taken over by any governmental authority under the power of eminent domain or otherwise for a definite period which exceeds the then remaining term of this Lease, or for an indefinite period of time.

       (c) Any Item of Equipment suffers any damage which, in good faith judgment of the Lessor would require the expenditure of an amount equal to or greatest than fifty percent of equipment cost for that Item of Equipment (as shown on the Schedule, if any) to repair or restore it to its condition and operating capacity immediately prior to suffering such damage.

       (d) Any Item of Equipment is lost, stolen or commandeered.


                              Exhibit (10.3)-p4

                               Exhibit Section
                                Exhibit (10.3)


       15. CASUALTY PAYMENT. If all or any item of Equiprnent suffers a Casualty Occurrence, Lessee shall promptly notify Lessor within (3) three business days of such an event. Lessee shall pay Lessor, on the date of the next schedule lease payment (a) all rents, taxes, late fees due prior to such an event; (b) an amount equal to the Stipulated Loss Value as stated on the Stipulated Loss Schedule as prepared by Lessor if applicable; (c) any insurance proceeds or portions thereof necessary to satisfy all monies due Lessor. Upon timely remittance of all monies due Lessor, this lease shall terminate and Lessee thereupon shall become entitled to such item or items of Equipment, as is-where is, without warranty, express or implied.

       16. TAXES AND GENERAL COVENANTS. Lessee agrees to pay when due, all sales, use, property, excise, license and registration, duties, ad valorem and assessment charges or fees of any nature whatsoever (Except for any taxes based upon Lessors net income) however designated, now and hereafter imposed by any governmental entity, whether based upon the rent or the Equipment or the purchase delivery, ownership, easing use, possession or return thereof. Any fees, taxes or other charges paid by Lessor upon failure of Lessee to make such payments shall at Lessor's demand become immediately due from Lessee to Lessor. Lessor shall not be obligated to transfer title to the Equiprnent until proof has been provided by Lessee that such fees, taxes or other charges have been paid.

       Lessor reserves the right, upon notice to Lessee, to pay property taxes imposed on Equipment, which is leased pursuant to a fair market value "true lease." If so paid, Lessor will bill Lessee for the tax, which shall become an obligation of Lessee under this lease.

       (b) Lessee shall keep the Equipment, free and clear of all levies, liens and encumbrances. Upon Lessor's request, Lessee shall execute, acknowledge and deliver in recordable form any documents or other instruments with respect to the Equipment or this Lease as the Lessor may consider necessary or desirable to comply with the filing or recording requirements of any jurisdiction.

       (c) Within fifteen (15) days of availability, and in any event within one hundred twenty (120) days after the end of each fiscal year, Lessee shall furnish to Lessor a balance sheet of Lessee and the related statement of operations, changes in financial position and profit and loss, showing sources and uses of income for which fiscal year, all in reasonable detail and stating in comparative form the figures as of the end of the year and for previous corresponding period. If requested by Lessor, such financial statements shall be audited, or certified by an independent certified public accountant satisfactory to Lessor, accompanied audit opinion (in form and substance satisfactory to Lessor) of such certified public accountant, and must be signed by an officer of Lessee.

17. REPRESENTATION AND WARRANTIES OF THE LESSEE. The lessee represents and warranties as follows:

       (a) If Lessee is a corporation, it is duly incorporated, validly existing, and in good standing under the laws of the state of its Incorporation. If lessee is a partnership, it is a general or limited partnership duly and validly existing under the laws of the same of the state of its organization. Lessee is duly qualified to do business in, and, if necessary, is in good standing under the laws of the state where the Equipment will be located, and indicated in the Schedule or as defined in the lease.

       (b) Lessee has full right, power and authority to carry on its business as now conducted and to hold property under lease and to enter into and perform its obligation under this lease.

       (c) The Lease has been duty authorized, executed and delivered by the Lessee, and is a legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with its terms.

       (d) Lessee's execution and delivery of this Lease and its performance of its obligations hereunder (1) will not be inconsistent with the Lessee's partnership certificate or articles of Incorporation or bylaws (as the case may be), (2) do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Lessee, and (3) do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which Lessee is a part of which is bound.

       (e) Neither the consent or approval of, nor the giving of notice to, registration with or taking an, action in respect of or by any federal, state or local government agency, or instrumentality is required with respect to the Lessee's execution, delivery and performance of this lease.

       (f) No material adverse change in the condition, financial or otherwise, of Lessee has occurred from that existing on the date of the financial statements delivered by Lessee to Lessor.


                              Exhibit (10.3)-p5

                               Exhibit Section
                                Exhibit (10.3)


       (g) Lessee has disclosed to Lessor all actions, suits, litigations, investigations, or proceedings of or before any court, arbiter or governmental authority that is pending or, to the knowledge of Lessee, asserted which would have a material affect on the business operations, financial conditions, properties or assets of Lessee.

18. INDEMNITY.

       (a) Lessee shall indemnity against, and hold Lessor harmless from, any and all claims, actions, damages (including reasonable attorney's fees), obligations, liabilities and liens (including any of the foregoing arising or imposed without Lessor's fault or negligence, or in connection with latent or other defects or under the doctrine of "strict liability"), imposed or incurred by or asserted against Lessor or its successors or assigns, arising out of the manufacture, purchase, lease, possession, operation, condition return or use of the Equipment, or by operation of law. Lessee shall give Lessor prompt written notice of any matter hereby indemnified against and agrees that upon written notice by Lessor of the assertion of such a claim, action, damage, obligation, liability or lien, Lessee shall assume full responsibility for the defense thereof. This paragraph 18 shall survive the expiration or other termination of this Lease.

       (b) This Lease has been entered into on the basis that Lessor shall be entitled, with respect to each item of Equipment, to such deductions, credits and other benefits as are provided by the United States Internal Revenue Code (of 1986) as it may have been amended to the date hereof (the "Code"), to an owner of property (herein which benefits are called "Tax Benefits"), including without limitation (A) depreciation deductions for cost recovery allowed pursuant to Section 168 of the Code of Equipment Cost of each Item of Equipment, (B) deductions with respect to interest payable with respect to any indebtedness incurred by Lessor in connections with the acquisition of the Item of Equipment, and (C) amortization of expenses or costs incurred by Lessor in acquiring the Equipment of this Lease.

       (2) Notwithstanding anything to the contrary contained in this Lease, Lessee represents and warrants that (A) at the time Lessor becomes the owner of the Equipment and at the time the Equipment becomes subject to this Lease, the Equipment will be property which is eligible for the depreciation deductions allowed by Section 168 of the Code, (B) Lessor's adjusted basis in the Equipment will equal or exceed the Equipment Cost (as defined in the equipment invoice(s)), (C) Lessee shall maintain sufficient records to verify the facts represented in this subparagraph, and upon request of Lessor, Lessee shall provide to Lessor, written records establishing such facts, (D) each item of Equipment is either 3,5,7 or 10 year property, as defined by the Code.

       (3) The Lease has also been entered into on the following assumptions (the "Assumptions"): (A) Lessee will not, at any time during the term of the Lease, use or fail to use any of the Equipment in such a way or in such locations as to disqualify it as property eligible for the depreciation deductions allowed by Section 168 of the Code; (B) for federal income tax purposes all amounts includable in, and all deductions allowable from Lessor's gross income with respect to the equipment will be treated as derived from or allocated to sources within the United States; (C) there will not be included in Lessor's gross income for federal income tax purposes any amount of any addition, modification or improvement of the Equipment or any item of Equipment by Lessee; (D) none of the Equipment is or will be "limited use property" as that phrase is defined in Revenue Procedure 76-30, 1976-2 C. B. 647; and (E) Lessor anticipates receiving a profit from the transaction apart from the value of or benefits obtained from the tax deductions, allowances, credits, and other tax attributes arising from the Lease and Lessor's ownership of the equipment.

       (4) If for any reason or in any circumstances whatsoever, except as specifically set forth below, any of the assumptions shall fail to occur, any of Lessee's enjoyment thereof delayed so that Lessor's After Tax Yields (as defined below) shall be reduced as a result of such occurrence so that they are less than the Expected Yields (as defined below), (herein, a "Loss of Tax Benefits") then:

       (A) Lessee shall pay to Lessor, on each succeeding date on which an Installment of Rent is due, after written notice to Lessee by Lessor of which loss of Tax Benefits, such amounts as after deduction of all taxes required to be paid by Lessor, thereon, shall cause Lessor's after tax economic and accounting yields and cash flows (computed on the same assumptions, including without limitation the tax rates utilized by Lessor in originally evaluating this transaction) (the "After Tax Yields") to equal the after tax yields that would have been realized by Lessor if Lessor had been entitled to utilize all other Tax Benefits as and when original contemplated (the "Extended Yields"), and the Expected Yields had not been reduced

       (B) In addition to the payments required by subparagraph (A) of this subparagraph (4), Lessee shall pay to Lessor upon demand (i) an amount which, after deduction of all taxes required to be paid by Lessor then it shall be equal to the amount of interest and penalties (including, without limitation, any additions to tax because of underpayment of eliminated tax)



                              Exhibit (10.3)-p6
attributable to such Loss of Tax Benefits, which may be assigned against Lessor by the United States of America, and (ii) all expenses (including, without limitation, reasonable attorney's fees and court costs) incurred by the Lessor in contesting whether through administrative proceedings within the Internal Revenue Service or in any court of competent jurisdiction the Loss of Tax Benefits.

       (C) Lessee and Lessor shall amend the Lease to increase the Stipulated Loss Values, it applicable, so as to preserve Lessor's Expected Yields.

       (5) A Loss of Tax Benefits shall be deemed to have occurred upon the earliest of (A) issuance of a written opinion by Lessor's counsel that there has been (or upon the occurrence of a specified event, will be) a Loss of Tax Benefits, or (D) agreement with the United States Internal Revenue Service by the Lessor with respect to a Loss of Tax Benefits, or (C) payment of taxes, interest or penalties with respect to a Loss of Tax Benefits, or (D) filing by Lessor of a return which reflects a greater amount of tax owing, or a lesser amount of refund, as a result of Loss of Tax Benefits, or (E) any court decision (including a decision of the tax court of the United States) which is not appealed with respect to a Loss of Tax Benefits, or (F) the happening of any event which causes a Loss of Tax Benefits, or (G) Lessor's receipt from a taxing authority of preliminary notice of deficiency or a statutory notice of deficiency with respect to a Loss of Tax Benefits.

       (6) Lessee shall not be obligated to pay any reimbursement for loss of Tax Benefits required in this lease to the extent that the cause of the Loss of Tax Benefits results solely from one or more of the following events: (A) a disqualifying disposition due to the sale of the equipment or the Lease thereof by Lessor prior to and not in connection with or as a result of any event of default; (B) failure by Lessor to claim on a timely basis the tax benefits in Lessor's tax return; (C) a failure of Lessor to have sufficient liability for tax to utilize fully the tax benefits; and (D) a foreclosure of any person holding through Lessor a 1ien on the equipment which foreclosure results solely from an act of Lessor; (E) any act, error or omission by Lessor in the preparation and timing of any tax returns; or (F) the happening of a casualty occurrence and payment of a casualty payment pursuant to paragraph 15 of this Lease.

       (7) Lessee agrees that neither it nor any affiliate of Lessee or any permitted successor, or sublessee or assignee or Lessee (the "Lessee Group"), directly or indirectly, will at any time take any action, or file any returns or other documents inconsistent with the foregoing, and Lessee and the members of the Lessee group shall file such returns, take such actions and execute such documents as may be reasonable and necessary to provide Lessor with the Tax Benefits.

       (8) All of Lessor's rights and privileges arising out of this paragraph 18 shall survive the expiration or other termination of this Lease. Any amounts required to be paid under this paragraph which cannot be paid on the dates on which Rent would become due because of the expiration or other termination of this Lease shall be due upon demand by the party claiming that such payment is due.

19. EVENTS OF DEFAULT. The occurrence of any of the following events (each of them an "Event of Default") shall constitute a default under this base:

       (a) Failure of Lessee to pay any installment of Rent or any other sum required by this Lease to be paid by Lessee within ten (10) consecutive calendar days after such payment first became due.

       (b) Failure of Lessee to observe, perform or comply with any term, obligation, covenant or condition contained in this Lease or any Schedule other than the obligation referred to in subparagraph (a) above within fifteen
(15) calendar days after the failure.

       (c) Any attempted sale encumbrance by Lessee of the Equipment or any term of Equipment.

       (d) Failure of Lessee to contest a lien or encumbrance known to Lessee and asserted against the Equipment or any Item of Equipment.

       (e) Failure to maintain any insurance required under paragraph 13 of this Lease.

       (f) Lessee ceases to do business as a going concern.

       (g) Lessee shall be in default if, (1) Lessee is unable financially, to pay its debts as they become due, (2) admit its inability to pay its debts generally as they become due, (3) be insolvent, either in that its liabilities exceed its assets, or in that



                              Exhibit (10.3)-p7

                               Exhibit Section
                                Exhibit (10.3)


it is unable to pay its debts as they become due, (4) make a general assignment for the benefit of creditors, (5) file a petition in bankruptcy, or admit (by answer, default or otherwise) the material allegations of any petition in bankruptcy filed against it under the Federal Bankruptcy Laws (as in effect of the date of this Lease or as they may be amended from time to time), or under any other law for the relief of debtors or for the discharge, arrangement or compromise of debtors' debts or (6) consent to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequester or other official with similar powers of Lessee or a substantial part of its assets.

       (h) A petition shall be filed against Lessee in proceedings under the Federal Bankruptcy Law (as in effect at the date of this Lease, or they be amended from time to time), or under any other laws for the relief of debtors or for the discharge, arrangement or compromise of debtor's debts, or any order shall be rendered by any court of competent, jurisdiction appointing a receiver, trustee, or liquidator of Lessee or of all or part of Lessee's assets, and such petition or order is not dismissed or stayed within sixty
(60) consecutive calendar days after entry thereof.

20. REMEDIES. Upon the occurrence of any Event of Default, and any time thereafter, Lessor may at its option exercise any one or more of the following remedies:

       (a) Declare the entire amount of all unpaid Rent under this Lease (including Installments of Rent which would otherwise have become due after the Event of Default) and the amounts set forth in Schedule B, if any, to be due and payable immediately.

       (b) Terminate this Lease as to any or all Items of Equipment, whereupon all rights of Lessee to the use of that Equipment shall absolutely cease and terminate but Lessee shall remain liable upon all of Lessee's obligations under this lease. Any such termination shall occur only by written notice by Lessor to Lessee. Any such termination shall not impair Lessor's right to exercise the other remedies set out herein.

       (c) Take possession of the Equipment after terminating this Lease as provided in subparagraph (b) of this paragraph, and for this purpose may enter upon any premises of Lessee without any liability for such entry.

       (d) All the Equipment or any other Item of Equipment, with or without taking possession of it, at public auction or private sale at such time and upon such terms as Lessor may determine, free and clear of any rights of Lessee. In such case Lessor may recover from Lessee the difference between (1) the sum of (A) the present value of the rent required under this Lease after the Event of Default, (B) the present value of the fair market value which the Equipment would have had at the normal expiration of the Lease had there been no event of default (as determined by an independent appraiser acceptable to Lessor), and (C) all of the other payments due to Lessor under this Lease as of the date of sale including, but not limited to amounts due pursuant to paragraph 18 of this Lease, and the proceeds of any sale of such Equipment (which proceeds have been reduced by the reasonable expenses incurred by the Lessor in the retaking of possession, preparation for sale, and sale of such Equipment. To the extent that it does not duplicate amounts credited to Lessee and deducted from amounts Lessor may recover under the preceding sentence, Lessee shall be entitle, in mitigation of damages, to the net proceeds of any such sale after deduction from such proceeds of all costs, charges and expenses incurred by Lessor in the exercise of its remedies under this paragraph 20, up to the amount paid by Lessee under the preceding sentence.

       (e) Lease the Equipment, or any Item of Equipment, with or without taking possession of it, for such period and rental, and to such persons as Lessor may elect. In such case, Lessor may recover from the Lessee the greater of:

       (1) the aggregate of (A) the present value of the aggregate of the Rent required under this Lease for the term of this Lease remaining after the Event of Default, and (B) all of the other payments due to Lessor this Lease as of the date of the new lease, including, but not limited to amounts due pursuant to paragraphs 4 and 18 of this Lease, less the present value of the contractor for rent for the Equipment to become due under the terms of the new lease for the period beginning on the date the event of default occurred and ending on the date the Term would have expired had there been no Event of Default, or

       (2) the aggregate of (A) the present value of the aggregate of the rent required under this Lease for the term remaining after the Event of Default, and (B) all of the other payments due to Lessor under this Lease as of the date of the new lease, including but not limited to amounts due pursuant to paragraph 4 and 18 hereof, less the present value of the fair rental value (as determined by an independent appraiser acceptable to Lessor) of such Equipment for the period beginning on the date the Term would have expired if there had been an Event of Default.


                              Exhibit (10.3)-p8

                               Exhibit Section
                                Exhibit (10.3)

       (3) To the extent that it does not duplicate amounts credited to Lessee and deducted from amounts Lessor may recover under subparagraphs (1) and (2) of this subparagraph (e). Lessee shall be entitled, in consideration of damages, to the net present value of the contracted for rent under any new lease for the period beginning on the date the Event of Default occurred and ending on the date this Lease would have terminated had there been no Event of Default (discounted at the interest rate at which a new Lessee could borrow funds on a secured basis for a term equivalent to the term of the new lease), after deduction from such present value of all costs, charges and expenses, including attorney fees, incurred by Lessor in the exercise of Lessor's remedies under this paragraph 20, up to the amount paid by Lessee under this subparagraph (e).

       (f) Pursue any other remedy at law or in equity.

       21. PRESENT VALUES: REMEDIES NOT EXCLUSIVE. For purposes of subparagraphs (d) and (e) of paragraph 20 of this Lease, all present values shall be calculated on the basis of a discount at an annual rate of six (6) percent compounded on the dates Rent would otherwise have been payable under this Lease. No right or remedy conferred if this Lease is exclusive of any other right or remedy conferred herein or by law; but all such remedies are cumulative of every other right or remedy conferred hereunder or at law or in equity, by statute or otherwise, and may be exercised concurrently or separately from time to time. ~

       22. SECURITY. Lessee may, at Lessor's request, deposit with Lessor a "Deposit" amount as setforth in the Lease Agreement or Schedule, if any, as security for its payment of rent and of the other amounts hereunder, and performance of its other obligations under this Lease (if an amount is filled in the Schedule under "Deposit"). Lessor may, but shall not be obligated to apply such deposit (or any part thereof) to cure any Event of Default hereunder, in which event Lessee shall promptly restore the deposit to the full amount originally deposited. The remaining balance of the deposit shall be returned to Lessee upon the termination hereof or the period set forth in Schedule B, if any, if no Event of Default has occurred.

       23. LESSOR'S EXPENSES. Lessee shall pay Lessor all costs and expenses, including attorney's fees and court costs, incurred by Lessor in exercising any of its rights or remedies hereunder or enforcing any of the terms, conditions, or provisions hereof.

       24. ASSIGNMENT. (a) Without Lessor's prior written consent, Lessee shall not (1) assign, transfer, pledge or hypothecate the Lease, the Equipment or any Items thereof, or any interest therein, or (2) sublet or lend the Equipment or any Items thereof to be used by anyone other than Lessee or Lessee's employees. Consent to any one of the foregoing acts applies only in the given instance and is not a consent to any subsequent like acts by Lessee or any other person.

       (b) Lessee's interest herein may not be assigned or transferred by operation of Law.

       (c) Lessor may assign this Lease or mortgage the Equipment or both in whole or in part, without notice to Lessee. If Lessee is given notice of which assignment, Lessee shall (if Lessor requests)) acknowledges receipt thereof in writing. Each such assignee or mortgagee shall have all of the rights, but none of the Obligations, of Lessor under this Lease. Lessee agrees that it shall not assert against an assignee and/or mortgage any defense, counterclaim or offset that Lessee may have against Lessor. Lessee agrees and understands that the waiver of defense provision contained in the next preceding sentence imposes upon Lessee all the risks that might be associated with any failure by Lessor to perform all obligation that it might have under this Lease, and obligates Lessee to pay to the assignee all Rents and other sums due under this Lease absolutely, unconditionally and in all events, despite any occurrence which might cause this Lease to be terminated (either as a matter of law or otherwise) or prevent Lessee from enjoying the use of any Item of Equipment or all of the Equipment, or reduce its value or utility to Lessee. Notwithstanding any such assignment, Lessor agrees that Lessee may quietly enjoy the use of the Equipment subject to and so long as Lessee complies with, all the terms and conditions of this Lease. Subject to the foregoing, this lease inures to the benefit of and is binding upon the heirs, legatees, personal representatives, successors and assigns of the parties hereto.

       25. PERSONAL PROPERTY. The Equipment is, and at all times shall be and remain, personal property notwithstanding that the Equipment or any Item thereof may now be, or hereafter become, in any manner affixed or attached to, or imbedded in, or permanently resting upon, real property or any improvement thereon, or attached in any manner to what is permanent as by means of cement, plaster, nails, bolts, screws or otherwise and notwithstanding the provisions of any lease, mortgage or other instrument attaching any such real property. At its own cost and expense, Lessee shall take all actions that may be necessary or desirable to cause the Equipment and each component thereof to retain its character as personal property.



                              Exhibit (10.3)-p9

                               Exhibit Section
                                Exhibit (10.3)

       26. LATE CHARGE. If Lessee fails to pay any installment or rent or any other sum to be paid by Lessee to Lessor within ten (10) days after the due date thereof, Lessee shall pay Lessor a late charge equal to (a) 5% of such installment as a service charge, and (b) interest on such unpaid installment or other amount at the rate of 17% per annum or, it there is a maximum contract rate fixed by law, then at such rate, computed from the date the installment first came due until it is paid in full.

       27. NON-WAIVER. No covenant or condition of this Lease can be waived except by the written consent of Lessor. Forbearance or indulgence by Lessor in any regard whatsoever, shall not constitute a waiver of the covenant or condition to be performed by Lessee to which such forbearances or indulgences may apply, and until complete performance by Lessee of such covenant or condition, Lessor shall be entitled to invoke any remedy available to Lessor under this Lease or by law or in equity despite such forbearance or indulgence.

       28. ENTIRE AGREEMENT. This instrument and the Schedules (including Schedule B, if any) constitute the entire agreement between Lessor and Lessee and shall not be amended, altered or changed except by written agreement signed by the parties.

       29. NOTICES. Service of all notices under this Lease shall be sufficient if given personally or mailed to the party involved at its respective address or at such address as such party may provide in writing from time to time. Any such notice mailed to such address shall be enforced when deposited in the United States mail, duly addressed and with first class postage pre-paid.

       30. GENDER NUMBER. Whenever the context of this Lease requires, the masculine gender includes the feminine of neuter, and the singular number includes the plural, and whenever the word "Lessor" is used herein, it shall include all assignees of Lessor. If there is more than one Lessee named in this Lease, the liability of each shall be joint and several.

       31. TITLES. The titles of the paragraphs of this Lease are solely for the convenience of the parties, and are not an aid in the interpretation of the instrument.

       32. TIME. Time is of the essence of this Lease and each and all of its provisions.

       33. GOVERNING LAW. The validity, construction and performance of this Lease shall be governed by the laws (including the conflict of laws rules) of the Commonwealth of Kentucky.

       34. INCORPORATION BY REFERENCE. All Schedules, annexes or other attachments to this Lease as if set out in full at the first place in this Lease that references is made thereto.

       35. FURTHER ASSURANCES. At Lessor's request, from time to time, Lessee shall sign financing assignments or other documents or instruments necessary to make public filings reflecting Lessor's ownership of and interest in the Equipment, and Lessee authorized Lessor to make any such filings that Lessor may deem appropriate. Such filings and this provision are precautionary only and do not evidence any intention that this Lease create a security interest. In addition to the foregoing, Lessee shall provide to Lessor any confirmation and/or reaffirmation of the representations and warranties contained in paragraphs 17 and 18 of this Lease from any legal counsel or certified public accountant acceptable to Lessor as Lessor may require.

       36. DOCUMENTATION FEE. Lessee agrees to pay Lessor $250.00 or an amount determined by Lessor, to offset lease documentation processing costs at the time of the execution of this Lease.

       37. PURCHASE OPTION. Provided thee terms and conditions of this Lease have bean duly met and fulfilled by the Lessee and no default or other breach exists, Lessor hereby grants the following option to the Lessee at the timely expiration of this Lease.

      37A. Lessor hereby grants to the Lessee the option to purchase the leased equipment as described herein, for the sum of $1.00 at the expiration of the original lease term.

X  /s/ Todd R. Fry                         TITLE:  X  CFO
   ---------------                                    ---


                              Exhibit (10.3)-p10

                               Exhibit Section
                                Exhibit (10.3)

      ACKNOWLEDGEMENT OF LESSEE

37B. Lessee has requested, and Lessor agrees to grant that Lessee will purchase the based Equipment for $__________ at the expiration of the original 1ease term which will be due and payable with the final scheduled payment.

X  N/A                                            TITLE:  X
   ---                                                     --------------------

      ACKNOWLEDGEMENT BY LESSEE

*37C. Lessor hereby grants to the Lessee the option to purchase the Leased Equipment as described herein, at the termination of the original term of the Lease for the Equipment's then, "fair market value."

X  N/A                                           TITLE:  X
   ---                                                    ---------------------

     ACKNOWLEDGEMENT BY LESSEE

* ("Fair market value", is defined as the value of the leased equipment, at the time of the scheduled Lease termination date, based upon market condition, equipment condition and its marketability at that time.)


                              Exhibit (10.3)-p11

                               Exhibit Section
                                Exhibit (10.3)

                         CORPORATE LEASING RESOLUTION

I hereby certify that I am the duly elected and qualified Secretary of Champion Industries, Inc., a West Virginia corporation; that the following is a true and correct copy of resolutions duly adopted by the Board of Directors of said corporation at a meeting of said Board of Directors convened and held in accordance with the By-Laws of said corporation on the ____ day of _______, 2001, and that said resolutions are now in full force and effect.

RESOLVED: That any officer of this corporation is hereby authorized and directed to negotiate, execute and deliver on behalf of this corporation all lease agreements whereby this corporation will lease from time to time various items of property to be used in the operation of the business of the corporation on terms and conditions which shall be determined by said officer to be advisable and in the best interests of this corporation and the execution of such lease agreements by said officers shall be conclusive evidence and approval thereof.

BE IT FURTHER RESOLVED: That the acts of any officer of this Corporation heretofore taken which conform to the authority granted in the preceding paragraph are hereby ratified and confirmed.

BE IT FURTHER RESOLVED: That the Secretary be and is hereby authorized to furnish a certified copy of this resolution.

Executed as of this ______day of _______, 2001.


                                   ------------------------------------------
                                   Signature of Secretary


                                           ATTEST:



                                   ------------------------------------------
                                   Signature of officer (other than Secretary)


                                   ------------------------------------------
                                   Printed Name and Title


SPECIAL PROVISION(s): (THE FOLLOWING SPECIAL PROVISION(s) ARE HEREBY MADE A PART OF THIS LEASE.)

                              Exhibit (10.3)-p12

                               Exhibit Section
                                Exhibit (10.3)

                                 Certificate

     The undersigned, Marshall T. Reynolds, Chairman of the Board of Directors and Chief Executive Officer of Champion Industries, Inc., a West Virginia corporation, hereby certifies to Leasing One Corporation that Toney Adkins, Vice President of Administration of Champion Industries, Inc. is hereby authorized and empowered, and has full authority, to execute any and all documents related or incidental to a sale and leaseback of one (1) Heidelberg Speedmaster Press, and to take any and all acts necessary to effectuate and consummate such transaction.


Date:                            CHAMPION INDUSTRIES, INC.,
                                 A West Virginia corporation

                                 By:  /s/ Marshall T. Reynolds
                                      ------------------------
                                        Marshall T. Reynolds
                                        Chairman of the Board of Directors and
                                        Chief Executive Officer


                              Exhibit (10.3)-p13

                               Exhibit Section
                                Exhibit (10.3)

                                 BILL-OF-SALE

Seller:  Champion Industries, Inc.

For the consideration of ($450,000.00) the receipt of which is hereby acknowledged, seller hereby assigns, transfers, and sets over to:

Leasing One Corporation
PO Box 309
201 W. Main Street
Frankfort, KY 40602

the following described personal property:

     (1) Used Heidelberg Speedmaster, model 102-2P, s/n 537775.

Seller represents and warrants to Leasing One Corporation that the property is free and clear of any and all liens, charges, or encumbrances, of whatever nature whether legal or equitable, and that seller has full right, power, authority, and legal capacity to sell the property and to execute this bill-of-sale. EQUIPMENT IS SOLD TO BUYERS "AS IS", THE IMPLIED WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE ARE SPECIFICALLY DISCLAIMED.

If seller is a corporation, the officer(s) executing this bill-of-sale on behalf of seller has been duly authorized and is empowered to execute this bill-of-sale on seller's behalf.

Seller: Champion Industries, Inc.

Title:  /s/ Todd R. Fry  CFO
        --------------------
Date:  4/19/01
       -------

















                              Exhibit (10.3)-p14